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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-99648, 333-35801, 333-65421, 333-96529 and
333-50166) pertaining to the 1995 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan and in the Registration Statement (Form S-3 No. 333-24275) of Intevac, Inc. of our report dated January 21, 2000, with respect to the consolidated financial statements and schedule of Intevac, Inc. as of and for the two years ended December 31, 1999 included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                             /s/ ERNST & YOUNG LLP


San Jose, California
March 8, 2001